Exhibit 5(f)

[Letterhead of Richards, Layton & Finger, P.A.]

April 8, 2009

Merrill Lynch Preferred Funding IV, L.P.

c/o Merrill Lynch & Co., Inc.

4 World Financial Center

New York, New York 10080

Re:	Merrill Lynch Preferred Funding IV, L.P.

Ladies and Gentlemen:

We have acted as special Delaware counsel for Merrill Lynch & Co., Inc., a Delaware corporation (the “Company”), and Merrill Lynch Preferred Funding IV, L.P., a Delaware limited partnership (the “Partnership”), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

(a) The Certificate of Limited Partnership of the Partnership, dated as of December 19, 1997 (the “Certificate”), as filed in the office of the Secretary of State of the State of Delaware (the “Secretary of State”) on December 19, 1997;

(b) The Agreement of Limited Partnership of the Partnership, dated as of December 19, 1997, between the Company, as the general partner, and Merrill Lynch Group, Inc., a Delaware corporation, as the initial limited partner of the Partnership (the “Initial Limited Partner”);

(c) The Post-Effective Amendment No. 1 to the Registration Statement (the “Registration Statement”) on Form S-3, to be filed by the Company, the Partnership and others with the Securities and Exchange Commission on April 8, 2009, including a prospectus relating to, inter alia, partnership preferred securities of the Partnership representing limited partner interests in the Partnership (each, a “Partnership Preferred Security” and collectively, the “Partnership Preferred Securities”);

(d) The Amended and Restated Agreement of Limited Partnership of the Partnership (including Annex A thereto), dated as of June 19, 1998 (the “Partnership Agreement”), among the Company, as the general partner, the Initial Limited Partner and such other Persons who become Limited Partners;

Merrill Lynch Preferred Funding IV, L.P.

April 8, 2009

(e) A specimen Certificate Evidencing Partnership Preferred Securities of the Partnership, dated June 19, 1998, representing 412,372,000 7.12% Partnership Preferred Securities; and

(f) A Certificate of Good Standing for the Partnership, dated April 2, 2009, obtained from the Secretary of State.

Capitalized terms used herein and not otherwise defined are used as defined in the Partnership Agreement.

For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (f) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs (a) through (f) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

For purposes of this opinion, we have assumed (i) that the Partnership Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the admission of partners to, and the creation, operation and termination of, the Partnership, and that the Partnership Agreement and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation or the due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of each natural person who is a signatory to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) that all documents examined by us have been duly authorized, executed and delivered by all parties thereto, (vi) the receipt by the property trustee of Merrill Lynch Preferred Capital Trust IV, a Delaware statutory trust (the “Partnership Preferred Security Holder”), of a Certificate Evidencing Partnership Preferred Securities of the Partnership and the payment for the Partnership Preferred Security acquired by it, in accordance with the Partnership Agreement, (vii) that the books and records of the Partnership set forth all information required by the Partnership Agreement and the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101, et seq.) (the “Partnership Act”), including all information with respect to all Persons to be admitted as Partners and their contributions to the Partnership,

Merrill Lynch Preferred Funding IV, L.P.

April 8, 2009

and (viii) that the Partnership Preferred Securities were issued and sold to the Partnership Preferred Security Holder in accordance with the Partnership Agreement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. The Partnership has been duly formed and is validly existing in good standing as a limited partnership under the Partnership Act.

2. The Partnership Preferred Securities represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable limited partner interests in the Partnership.

3. Assuming that the Partnership Preferred Security Holder, as a limited partner of the Partnership, does not participate in the control of the business of the Partnership, the Partnership Preferred Security Holder, as a limited partner of the Partnership, will have no liability in excess of its obligations to make payments provided for in the Partnership Agreement and its share of the Partnership’s assets and undistributed profits (subject to the obligation of the Partnership Preferred Security Holder to repay any funds wrongfully distributed to it).

4. There are no provisions in the Partnership Agreement the inclusion of which, subject to the terms and conditions therein, or, assuming that the Partnership Preferred Security Holder, as a limited partner of the Partnership, takes no action other than actions permitted by the Partnership Agreement, the exercise of which, in accordance with the terms and conditions therein, would cause the Partnership Preferred Security Holder, as a limited partner of the Partnership, to be deemed to be participating in the control of the business of the Partnership.

With respect to the opinions set forth herein, the term “Partnership Preferred Security Holder” does not include a Person acting in its capacity as a general partner of the Partnership.

Merrill Lynch Preferred Funding IV, L.P.

April 8, 2009

We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement. In giving the foregoing consent, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

Very truly yours,

/s/ Richards, Layton & Finger, P.A.